UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2009

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1801 Avenue of the Stars, Suite 435, Los Angeles, California		90067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-4570

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on July 8, 2008, Clearant, Inc. ("Clearant") and CPI Investments, Inc., an Arizona corporation ("CPI") entered into a Subscription and Purchase Agreement (the "Subscription and Purchase Agreement"), pursuant to which CPI agreed to loan us the aggregate amount of $2.0 million payable in four tranches. References to the Subscription and Purchase Agreement herein are qualified in their entirety by Clearant’s previous disclosure in its Current Report of Form 8-K filed with the SEC on July 11, 2008, which is incorporated by reference to Exhibit 10.1 to that current report. On August 3, 2009, we entered into an Amendment No. 2 to the Subscription and Purchase Agreement (the "Amendment No. 2"). The Amendment No. 2 extends the closing dates for the third and fourth tranches of financing under Sections 2.2(c) and (d) of the Subscription and Purchase Agreement and gives us the option to extend the initial maturity date of each promissory note issued under the Subscription and Purchase Agreement to three years from the closing date of funding the final tranche. In connection with the Amendment No. 2, Clearant issued to CPI an Interim Convertible Secured Promissory Note dated July 24, 2009 (the "Interim Note") in the principal amount of $1.4 million, which reflects all prior advances to Clearant under the Subscription and Purchase Agreement. The principal amount outstanding under the Interim Note will bear interest at 12% per year payable monthly and the maturity date of the Interim Note is July 8, 2012.

CPI was required to pay $112,575.20 net of interest and fees on August 3, 2009 to complete the third tranche. On August 6, 2009, Clearant received a payment of $50,000. There can be no assurance that we will receive any of the remaining amounts due on the convertible secured promissory note.

The descriptions of the Amendment No. 2 and the Interim Note herein are only summaries and are qualified in their entirety by the full text of such documents, which are filed as exhibits hereto and are incorporated by reference.

Unless otherwise required by law, we disclaim any obligations to release publicly any updates or changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 2 to Subscription and Purchase Agreement, dated August 3, 2009 by and between Clearant, Inc. a Delaware corporation and CPI Investents, Inc., an Arizona corporation.
10.2 Exhibit A to Amendment No. 2 to Subscription and Purchase Agreement, dated July 24, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

August 12, 2009	By:	/s/ Jon Garfield

Name: Jon Garfield
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to Subscription and Purchase Agreement by and between Clearant, Inc., a Delaware corporation and CPI Investments, Inc., an Arizona corporation
10.2	Exhibit A to Amendment No. 2 to Subscription and Purchase Agreement